Exhibit 99.1

NEWS RELEASE

Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923

Investor Contact: Darren Lehrich, lehrichd@magellanhealth.com, (860) 507-1814

Magellan Health Reports First Quarter 2021 Financial Results

PHOENIX – April 30, 2021 – Magellan Health, Inc. (NASDAQ: MGLN) today announced financial results for the first quarter ended March 31, 2021, as summarized below:

	Three Months Ended
	March 31
(In millions, except per share amounts)
Continuing Operations	2021	2020	Chg
Net revenue	$1,161.6	$1,122.4	3.5%
Net income (loss)	$28.5	$(1.1)	NM
Segment profit [1]	$75.1	$41.6	80.6%
Adjusted net income [1]	$35.5	$6.0	490.1%
Earnings (loss) per share	$1.07	$(0.04)	NM
Adjusted earnings per share [1]	$1.33	$0.25	432.0%

[1] Refer to the Basis of Presentation for a discussion of non-GAAP financial measures.

NM = “not meaningful”

First Quarter 2021 Highlights and Other Recent Developments:

●	Net revenue increased 3.5% percent over the first quarter of 2020 to $1.16 billion.
●	Net income increased by $29.6 million over the first quarter of 2020 to $28.5 million.
●	Segment profit increased 80.6% percent over the first quarter of 2020 to $75.1 million.
●	Adjusted net income and adjusted earnings per share were $35.5 million and $1.33 as compared to the prior year period of $6.0 million and $0.25, respectively.
●	On March 18, 2021, Magellan announced that it had been selected to, once again, serve as a contractor for the Military and Family Life Counseling program, which provides counseling for adults and children in the military community.
●	On March 31, 2021, Magellan’s shareholders adopted the plan of merger with Centene Corporation (“Centene”). The Merger Agreement provides for the acquisition by Centene at a price of $95 per share of Magellan common stock in cash. The Company continues to expect the transaction to close during the second half of 2021.

“I am pleased with our first quarter 2021 results, which reflect the progress of the collective efforts of our associates to transform, innovate and grow our businesses. Our pipeline of potential new business opportunities continues to build as customers recognize the growing value of our solutions in the market,” said Kenneth Fasola, chief executive officer, Magellan Health.

“We are also making significant progress in our integration planning efforts with Centene, and we remain enthusiastic about the transaction,” continued Fasola. “We look forward to a new chapter of growth and innovation as a payer services business operating independently under Centene’s Health Care Enterprises division.”

Net Revenue

Net revenue from continuing operations was $1.16 billion for the first quarter of 2021, an increase of 3.5% compared to first quarter of 2020 primarily due to growth in the Healthcare segment, partially offset by a modest decline in the Pharmacy Management segment created by the decision to exit Medicare Part D as a plan sponsor.

Segment Profit

Segment profit from continuing operations was $75.1 million for first quarter of 2021, compared to $41.6 million in the first quarter of 2020.

●	Healthcare segment profit was $41.3 million, representing an increase of $5.7 million from 2020. This year-over-year increase was primarily driven by net business growth partially off-set by an increase in corporate allocations.

●	Pharmacy Management segment profit was $43.7 million, representing an increase of $22.8 million from 2020. This year-over-year increase was primarily driven by revenue growth across specialty, government and commercial PBM, improved gross margin, proceeds from the settlement of a legal matter, and the exit from Medicare Part D. These gains were partially off-set by an increase in corporate allocations and start-up costs associated with a new contract implementation.

●	Corporate segment costs inclusive of eliminations, but excluding stock compensation expense, totaled $9.9 million, as compared to $14.9 million in 2020. This decrease was primarily driven by the reduction of stranded corporate overhead expenses associated with discontinued operations in the prior year quarter.

Other Items

The Company recorded a special charge of $1.2 million during the first quarter of 2021 primarily associated with non-cash lease termination and abandonment costs for planned reductions to the Company’s real estate footprint and severance related to the transformation operational initiatives.

The loss from discontinued operations, net of tax, for the first quarter of 2021 was $0.7 million, as compared to income from discontinued operations of $19.3 million during the first quarter of 2020. This decrease is due to the sale of Magellan Complete Care business (“MCC Business”) to Molina Healthcare, Inc. (“Molina”) effective December 31, 2020. Ongoing discontinued operations post the closing of this transaction reflect transaction related costs as well as changes to accounting estimates associated with this divestiture.

Cash Flow & Balance Sheet

Cash flow used in operating activities from continuing operations for the three months ended March 31, 2021, was $77.9 million, as compared to cash flow used in operating activities of $4.1 million for the three months ended March 31, 2020. This year over year change is largely due to unfavorable changes in working capital and increased tax payments.

As of March 31, 2021, the Company’s unrestricted cash and investments totaled $934.4 million, as compared to $1,148.8 million at December 31, 2020. This decrease is largely due to voluntary term loan repayments of $100 million in March and unfavorable changes in working capital. Approximately $50.0 million of the unrestricted cash and investments at March 31, 2021 is related to excess capital and undistributed earnings held at regulated entities of continuing operations.

Earnings Conference Call

Due to the pending transaction with Centene, the Company is not hosting a conference call in conjunction with its first quarter 2021 earnings release and does not expect to do so in future quarters. Please direct any questions regarding this earnings release to Magellan’s Investor Relations or Media contacts.

Basis of Presentation

In addition to results determined under Generally Accepted Accounting Principles (GAAP), Magellan provides certain non-GAAP financial measures that management believes are useful in assessing the Company’s performance. Following is a description of these important non-GAAP measures.

Segment profit is equal to net revenue less the sum of cost of care, cost of goods sold, direct service costs and other operating expenses, and includes income from unconsolidated subsidiaries and the settlement of a legal matter, but excludes segment profit or loss from non-controlling interests held by other parties, stock compensation expense, special charges or benefits, as well as changes in the fair value of contingent consideration recorded in relation to acquisitions.

Adjusted net income and adjusted earnings per share reflect certain adjustments made for acquisitions to exclude non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles, special charges, and any impact related to the sale of MCC.

Included in the tables issued with this press release are the reconciliations from GAAP measures to the corresponding non-GAAP measures.

MCC Business Reflected as Discontinued Operations

Due to the sale of the MCC Business to Molina, the consolidated financial statements for all periods presented reflect the MCC Business as discontinued operations.

About Magellan Health: Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan’s customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This press release include statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Important proposed merger-related and other risk factors that may cause such differences include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain regulatory approvals; (iii) the announcement and pendency of the proposed merger may disrupt the Company’s business operations (including the threatened or actual loss of employees, customers or suppliers); and (iv) the Company could experience financial or other setbacks if the transaction encounters unanticipated problems. Other important factors that could cause actual results to differ materially from those expressed or implied include the effectiveness of business continuity plans during, and the risks associated with, the COVID-19 pandemic; termination or non-renewal of customer contracts; changes in rates paid to and/or by the Company by customers and/or providers; our ability to develop and maintain satisfactory relationships with providers; higher utilization of healthcare services by the Company’s members; risks and uncertainties associated with the pharmacy benefits management industry; costs to maintain or upgrade our information technology and other business systems and the effectiveness and security of such systems; cyberattacks, other privacy/data security incidents, and/or our failure to comply with related regulations; delays, higher costs or inability to obtain and/or implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; impairment of our goodwill and intangible assets; the impact of new or amended laws or regulations; costs and other liabilities associated with litigation, government investigations, audits or reviews; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, to be filed with the Securities and Exchange Commission later today, and subsequent reports on Forms 10-Q and 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2020	March 31, 2021
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,144,450	$456,309
Accounts receivable, net	743,502	793,504
Short-term investments	140,847	625,600
Pharmaceutical inventory	43,334	46,389
Other current assets	84,264	101,462
Total Current Assets	2,156,397	2,023,264
Property and equipment, net	136,739	142,084
Long-term investments	2,612	4,830
Deferred income taxes	1,842	921
Other long-term assets	108,797	119,947
Goodwill	873,779	873,830
Other intangible assets, net	79,689	71,631
Total Assets	$3,359,855	$3,236,507

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$137,380	$149,760
Accrued liabilities	354,906	266,217
Medical claims payable	111,851	116,580
Other medical liabilities	126,921	123,109
Current debt, finance lease and deferred financing obligations	6,521	6,543
Total Current Liabilities	737,579	662,209
Long-term debt, finance lease and deferred financing obligations	631,855	526,682
Deferred income taxes	7,102	13,602
Tax contingencies	11,002	11,867
Deferred credits and other long-term liabilities	69,283	79,276
Total Liabilities	1,456,821	1,293,636
Redeemable non-controlling interest	33,062	33,303
Stockholders’ Equity:
Ordinary common stock	555	558
Additional paid-in capital	1,477,219	1,488,975
Retained earnings	1,857,130	1,884,957
Accumulated other comprehensive loss	(205)	(195)
Ordinary common stock in treasury, at cost	(1,464,727)	(1,464,727)
Total Stockholders’ Equity	1,869,972	1,909,568
Total Liabilities and Stockholders’ Equity	$3,359,855	$3,236,507

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2021
Net revenue:
Managed care and other	$553,168	$626,076
PBM	569,211	535,573
Total net revenue	1,122,379	1,161,649

Costs and expenses:
Cost of care	349,108	379,191
Cost of goods sold	533,241	492,370
Direct service costs and other operating expenses (1)	204,241	231,021
Legal matter settlement	-	(9,000)
Depreciation and amortization	23,358	21,417
Interest expense	8,958	6,426
Interest and other income	(1,219)	(341)
Special charges	-	1,151
Total costs and expenses	1,117,687	1,122,235
Income from continuing operations before income taxes	4,692	39,414
Provision for income taxes	5,762	10,905
Net (loss) income from continuing operations	(1,070)	28,509
Income (loss) from discontinued operations, net of tax	19,320	(682)
Net Income	$18,250	$27,827

Weighted average number of common shares outstanding — basic	24,728	25,948
Weighted average number of common shares outstanding — diluted	24,869	26,553

Net (loss) income per common share — basic
Continuing operations	$(0.04)	$1.10
Discontinued operations	0.78	(0.03)
Consolidated operations	$0.74	$1.07
Net (loss) income per common share — diluted
Continuing operations	$(0.04)	$1.07
Discontinued operations	0.78	(0.03)
Consolidated operations	$0.74	$1.04

Net income	$18,250	$27,827
Other comprehensive income:
Unrealized (loss) gain on available-for-sale securities (2)	(201)	10
Comprehensive income	$18,049	$27,837

(1)	Includes stock compensation expense of $5,797 and $7,057 for the three months ended March 31, 2020 and 2021, respectively.

(2)	Net of income tax (benefit) provision of $(67) and $3 for the three months ended March 31, 2020 and 2021, respectively.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2020	2021
Cash flows from operating activities:
Net income	$18,250	$27,827
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	28,684	21,417
Special charges	-	1,151
Non-cash interest expense	585	355
Non-cash stock compensation expense	6,057	7,057
Non-cash income tax provision	7,802	7,603
Non-cash accretion on investments	325	592
Changes in assets and liabilities, net of effects from acquisitions of businesses:
Accounts receivable, net	(33,291)	(50,013)
Pharmaceutical inventory	2,629	(3,055)
Other assets	(41,862)	(27,283)
Accounts payable and accrued liabilities	52,746	(76,183)
Medical claims payable and other medical liabilities	(13,622)	917
Tax contingencies	925	680
Deferred credits and other long-term liabilities	3,003	9,993
Other	(505)	1,067
Net cash provided by (used in) operating activities	31,726	(77,875)
Net cash provided by operating activities from discontinued operations	35,805	-
Net cash used in operating activities from continuing operations	(4,079)	(77,875)

Cash flows from investing activities:
Capital expenditures	(15,719)	(19,540)
Acquisitions and investments in businesses, net of cash acquired	(369)	(2,372)
Purchases of investments	(164,311)	(673,169)
Proceeds from maturities and sales of investments	152,394	185,619
Net cash used in investing activities	(28,005)	(509,462)
Net cash used in investing activities from discontinued operations	(19,154)	-
Net cash used in investing activities from continuing operations	(8,851)	(509,462)

Cash flows from financing activities:
Proceeds from borrowings on revolving line of credit	80,000	-
Proceeds from exercise of stock options	10,903	7,467
Payments on debt, finance lease and deferred financing obligations	(34,774)	(105,506)
Other	(1,136)	(2,765)
Net cash provided by (used in) financing activities	54,993	(100,804)
Net cash provided by financing activities from discontinued operations	-	-
Net cash provided by (used in) financing activities from continuing operations	54,993	(100,804)

Net increase (decrease) in cash and cash equivalents	42,063	(688,141)
Cash and cash equivalents at beginning of period	115,752	1,144,450
Cash and cash equivalents at end of period	$157,815	$456,309

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

CONTINUING OPERATIONS RESULTS BY BUSINESS SEGMENT

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2020	2021
Healthcare
Managed care and other revenue	$488,906	$533,010
Cost of care	(349,108)	(379,191)
Direct service costs and other	(105,936)	(114,993)
Stock compensation expense (1)	1,761	2,519
Healthcare segment profit	35,623	41,345

Pharmacy Management
Managed care and other revenue	64,435	93,227
PBM revenue	573,778	538,972
Cost of goods sold	(537,574)	(495,593)
Direct service costs and other	(81,866)	(104,596)
Legal matter settlement	-	9,000
Stock compensation expense (1)	2,107	2,696
Pharmacy Management segment profit	20,880	43,706

Corporate and Elimination (2)
Managed care and other revenue	(173)	(161)
PBM revenue	(4,567)	(3,399)
Cost of goods sold	4,333	3,223
Direct service costs and other	(16,439)	(11,432)
Stock compensation expense (1)	1,929	1,842
Corporate and Elimination	(14,917)	(9,927)

Consolidated
Managed care and other revenue	553,168	626,076
PBM revenue	569,211	535,573
Cost of care	(349,108)	(379,191)
Cost of goods sold	(533,241)	(492,370)
Direct service costs and other	(204,241)	(231,021)
Legal matter settlement	-	9,000
Stock compensation expense (1)	5,797	7,057
Segment profit from continuing operations	$41,586	$75,124

Reconciliation of income from continuing operations before income taxes (GAAP) to segment profit (non-GAAP):
Income from continuing operations before income taxes	$4,692	$39,414
Stock compensation expense	5,797	7,057
Depreciation and amortization	23,358	21,417
Interest expense	8,958	6,426
Interest and other income	(1,219)	(341)
Special charges	-	1,151
Segment profit from continuing operations	$41,586	$75,124

(1)	Stock compensation expense, changes in the fair value of contingent consideration recorded in relation to acquisitions and impairment of intangible assets are included in direct service costs and other operating expenses; however, these amounts are excluded from the computation of segment profit.

(2)	Pharmacy Management provides pharmacy benefits management for certain Healthcare customers, and the Company’s employees covered under its medical plan. As such, revenue, cost of goods sold and direct service costs and other related to these arrangements are eliminated.

MAGELLAN HEALTH, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2021

Net (loss) income from continuing operations	$(1,070)	$28,509
Adjustments
Stock compensation expense	-	246
Amortization of acquired intangibles	9,686	8,059
Special charges	-	1,151
Tax impact	(2,605)	(2,492)
Adjusted net income from continuing operations	$6,011	$35,473

Net (loss) income per common share attributable to Magellan —Diluted	$(0.04)	$1.07
Adjustments
Stock compensation expense	-	0.01
Amortization of acquired intangibles	0.39	0.30
Special charges	-	0.04
Tax impact	(0.10)	(0.09)
Adjusted earnings per share	$0.25	$1.33

(MGLN-GEN)

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